ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made as of the 29th day of

August, 2007 by Triple Net Properties, LLC, a Virginia limited liability company (“Assignor”) to Apartment REIT Towne Crossing, LP, a Texas limited partnership (“Assignee”).

RECITALS

Assignor and FS Towne Crossing, Ltd., a Texas limited partnership entered into that certain Purchase and Sale Agreement, dated February 21, 2007, as amended (as amended, the “Contract”) with respect to certain property known as Towne Crossing Apartments, located in Tarrant County, Texas, as more particularly described in the Contract. Assignor desires to assign all of its rights, title and interest in and to the Contract to Assignee.

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Contract to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Contract.

WITNESS the following signatures:

ASSIGNOR:	TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company
	By:	/s/ Jack Maurer
		Name:	Jack Maurer
		Title:	Executive Vice President
ASSIGNEE:	APARTMENT REIT TOWNE CROSSING, LP,
a Texas limited partnership
	By:	Apartment REIT Towne Crossing GP, LLC,
a Delaware limited liability company
	Its:	General Partner
		By:	NNN Apartment REIT Holdings, L.P.,
a Virginia limited partnership
		Its:	Manager
			By:	NNN Apartment REIT, Inc.,
a Maryland corporation
			Its:	General Partner
				By: Name: Its:	/s/ Andrea R. Biller Andrea R. Biller Secretary

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